Execution Copy

Master Custodian Agreement

            This Agreement is made as of December 17, 2019 by and between each entity identified on Appendix A and each entity which becomes a party to this Agreement in accordance with the terms hereof (in each case, a “Company”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Witnesseth:

            Whereas, each Company desires for the Custodian to provide certain custodial services relating to securities and other assets of the Company; and

            Whereas, the Custodian is willing to provide the services upon the terms contained in this Agreement;

Section 1.       Definitions.  In addition to terms defined in this Agreement, (a) terms defined in the UCC have the same meanings herein as therein and (b) the following other terms have the following meanings for purposes of this Agreement:

            “Board” means, in relation to a Company, the Company’s board of directors or other governing body.

            “Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

            “Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country.  The factors include but are not limited to risks arising from the country’s political environment, economic and financial infrastructure (including any Foreign Securities System operating in the country); prevailing or developing custody, tax and settlement practices; nationalization, expropriation or other  government actions; currency restrictions, devaluations or fluctuations; market conditions affecting the orderly execution of securities transactions or the value of assets; the  regulation of the banking and securities industries, including changes in market rules; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

            “Deposit Account Agreement” means the Deposit Account Agreement and Disclosure, as may be amended from time to time, issued by the Custodian and available on the Custodian’s internet customer portal, “my.statestreet.com”.

            “Domestic securities” means securities held within the United States.

            “Foreign Assets” means any of a Company’s securities or other investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect transactions of the Company in those investments.

            “Foreign securities” means securities held primarily outside of the United States.

            “Held outside of the United States” means not held within the United  States.

            “Held within the United States” means (a) in relation to a security or other financial asset, the security or other financial asset (i) is a certificated security registered in the name of the Custodian or its sub-custodian, agent or nominee or is endorsed to the Custodian or its sub-custodian, agent or nominee or in blank and the security certificate is located within the United States, (ii) is an uncertificated security or other financial asset registered in the name of the Custodian or its sub-custodian, agent or nominee at an office located in the United States, or (iii) has given rise to a security entitlement of which the Custodian or its sub-custodian, agent or nominee is the entitlement holder against a U.S. Securities System or another securities intermediary for which the securities intermediary’s jurisdiction is within the United States, and (b) in relation to cash, the cash is maintained in a deposit account denominated in U.S. dollars with the banking department of the Custodian or with another bank or trust company’s office located in the United States.

            “Investment Advisor” means, in relation to a Company, the investment manager or investment advisor of the Company.

            “On book currency” means (a) U.S. dollars or (b) a foreign currency that, when credited to a deposit account of a customer maintained in the banking department of the Custodian or a foreign sub-custodian, the Custodian maintains on its books as an amount owing as a liability by the Custodian to the customer.

            “Proper Instructions” means instructions in accordance with Section 9 received by the Custodian from a Company, its Investment Advisor, or an individual or organization duly authorized by the Company or the Investment Advisor.  The term includes standing instructions.

            “SEC” means the U.S. Securities and Exchange Commission.

            “UCC” means the Uniform Commercial Code of the Commonwealth of Massachusetts as in effect from time to time.

            “Underlying Portfolios” means a group of investment companies as defined in Section 12(d)(1)(F) of the 1940 Act.

            “Underlying Shares” means shares or other securities, issued by a U.S. issuer, of Underlying Portfolios and other registered “investment companies” (as defined in Section 3(a)(1) of the 1940 Act), whether or not in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act).

            “Underlying Transfer Agent” means State Street Bank and Trust Company or such other organization which may from time to time be appointed by a Company to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions.

            “U.S. Securities System” means a securities depository or book-entry system authorized by the U.S. Department of the Treasury or a “clearing corporation” as defined in Section 8-102 of the UCC.

Section 2.       Employment of Custodian.

            Section 2.1      General.  Each Company hereby employs the Custodian as a custodian of (a) securities and cash of the Company and (b) other assets of the Company that the Custodian agrees to treat as financial assets.  The Company agrees to deliver to the Custodian (i) all securities and cash of the Company, (ii) all other assets of the Company that the Company desires the Custodian, and the Custodian is willing, to treat as a financial asset and (iii) all cash and other proceeds of the securities and financial assets held in custody under this Agreement.   The holding of confirmation statements that identify Underlying Shares as being recorded in the Custodian’s name on behalf of the Company will be custody for purposes of this Section 2.1.  This Agreement does not require the Custodian to accept an asset for custody hereunder or to treat any asset that is not a security as a financial asset.

Information Classification: Limited Access

            Section 2.2      Sub-custodians.  Upon receipt of Proper Instructions, the Custodian shall on behalf of a Company appoint one or more banks, trust companies or other entities located in the United States and designated in the Proper Instructions to act as a sub-custodian for the purposes of effecting such transactions as may be designated by the Company in the Proper Instructions.  The Custodian may place and maintain the Company’s foreign securities with foreign banking institution sub-custodians employed by the Custodian or foreign securities depositories, all in accordance with the applicable provisions of Section 5.  An entity acting in the capacity of Underlying Transfer Agent is not an agent or sub-custodian of the Custodian for purposes of this Agreement.

            Section 2.3      Relationship.  With respect to securities and other financial assets, the Custodian is a securities intermediary and the Company is the entitlement holder.  With respect to cash maintained in a deposit account and denominated in an “on book” currency, the Custodian is a bank and the Company is the bank’s customer.  If cash is maintained in a deposit account with a bank other than the Custodian and the cash is denominated in an “on book” currency, the Custodian is that bank’s customer.  The Custodian agrees to treat the claim to the cash as a financial asset for the benefit of the Company.  The Custodian does not otherwise agree to treat cash as financial asset.  The duties of the Custodian as securities intermediary and bank set forth in the UCC are varied by the terms of this Agreement to the extent that the duties may be varied by agreement under the UCC.

Section 3.       Activities of the Custodian with Respect to Property Held in the United States.

            Section 3.1      Holding Securities.  The Custodian may deposit and maintain securities or other financial assets of a Company in a U.S. Securities System.  Upon receipt of Proper Instructions on behalf of a Company, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Company and into which account or accounts may be transferred cash or securities and other financial assets, including securities and financial assets maintained in a U.S. Securities System.  Except as precluded by Section 8-501(d) of the UCC, the Custodian shall hold all securities and other financial assets, other than cash, of a Company in a “securities account” with the Custodian for and in the name of the Customer and except as precluded by Section 8-501(d) of the UCC shall treat all such assets other than cash as “financial assets” as those terms are defined in the UCC.  The Custodian shall hold and physically segregate for the account of the Company all securities and other financial assets held by the Custodian in the United States, including all domestic securities of the Company, other than (a) securities or other financial assets maintained in a U.S. Securities System and (b) Underlying Shares maintained pursuant to Section 3.7 in an account of an Underlying Transfer Agent.  The Custodian shall identify on its books and records as belonging to a Company the securities and other financial assets, constituting Company assets held by (a) the Custodian, its delegates and subcustodians, (b) a U.S. Securities System or (c) an Underlying Transfer Agent in accordance with Section 3.7.  To the extent that the Custodian or any of its subcustodians holds securities constituting the Company’s assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian shall identify which of such securities constitute a Company’s assets.  The Custodian may at any time or times in its discretion appoint any other bank or trust company as the Custodian’s agent to carry out such of the provisions of this Section as the Custodian may from time to time direct.  The appointment of any agent shall not relieve the Custodian of any of its duties hereunder.  The Custodian may at any time or times in its discretion remove the bank or trust company as the Custodian’s agent.

Information Classification: Limited Access

            Section 3.2      Registration of Securities.  Domestic securities or other financial assets held by the Custodian and that are not bearer securities shall be registered in the name of the Company or in the name of any nominee of the Company or of any nominee of the Custodian, or in the name or nominee name of any agent or any sub-custodian permitted hereby.  All securities accepted by the Custodian on behalf of the Company under the terms of this Agreement shall be in “street name” or other good delivery form.  However,  if the Company directs the Custodian to maintain securities or other financial assets in “street name,” the Custodian shall utilize commercially reasonable efforts only to timely collect income due the Company on the securities and other financial assets and to notify the Company of relevant issuer actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

            Section 3.3      Bank Accounts.  The Custodian shall open and maintain upon the terms of the Deposit Account Agreement a separate deposit account or accounts in the United States in the name of each Company, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement.  The Custodian shall credit to the deposit account or accounts, subject to the provisions hereof, all cash received by the Custodian from or for the account of the Company.  Funds held by the Custodian for a Company may be deposited by the Custodian to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable.  The funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

            Section 3.4      Collection of Income.  Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall and shall cause each sub-custodian to collect on a timely basis all income and other payments with respect to the securities and other financial assets and to which a Company shall be entitled either by law or pursuant to custom in the securities business. The Custodian shall and shall cause each sub-custodian to collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, the securities are held by the Custodian or its agent.  The Custodian shall and shall cause each sub-custodian to present for payment all income items requiring presentation as and when they become due and shall collect interest when due on securities and other financial assets held hereunder.

            The Custodian shall promptly notify the Company in writing by facsimile transmission, electronic communication, or in such other manner as the Company and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Company is not received by the Custodian when due.  In the event that extraordinary measures are required to collect such income, the Company and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  The Custodian shall not be responsible for the collection of amounts due and payable with respect to portfolio securities or other assets that are in default.

            Section 3.5      Delivery Out.  The Custodian shall release and deliver out domestic securities and other financial assets of a Company held in a U.S. Securities System, or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions on behalf of the Company, specifying the domestic securities or financial assets held in the United States  to be delivered out and the person or persons to whom delivery is to be made.  The Custodian shall pay out cash of the Company upon receipt of Proper Instructions on behalf of the Company specifying the amount of the payment and the person or persons to whom the payment is to be made.  The Custodian shall make available to the Company no later than the next succeeding business day or at such other time or times as the Company and the Custodian may agree in writing, daily transaction reports.  Such transaction reports shall be made available to the Company or any agent designated by the Company pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as the Company and the Custodian may agree in writing.

Information Classification: Limited Access

            Section 3.6      Segregated account.  Upon the receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or segregated accounts for and on behalf of the Company, into which account or accounts may be transferred cash and/or securities of the Company and collateral provided to the Company by its counterparties, (a) in accordance with the provisions of any agreement among the Company, the Custodian and a broker-dealer (registered under the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority) relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, (b) in accordance with the provisions of any agreement among the Company, the Custodian and any futures commission merchant (registered under the Commodity Exchange Act) relating to compliance with the rules of the Commodity Futures Trading Commission or any registered contract market, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Company, (c) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Company or commodity futures contracts or options thereon purchased or sold by the Company, (d) for the purposes of compliance by the Company with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the SEC, or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered management investment companies, and (e) for any other purpose in accordance with Proper Instructions.

            Section 3.7      Deposit of Company Assets with the Underlying Transfer Agent.  Underlying Shares of a Company shall be deposited and held in an account or accounts maintained with an Underlying Transfer Agent.  The Custodian’s only responsibilities with respect to the Underlying Shares shall be limited to the following:

1)               Upon receipt of a confirmation or statement from an Underlying Transfer Agent that the Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Company, the Custodian shall identify by book-entry that the Underlying Shares are being held by it as custodian for the benefit of the Company.

2)               Upon receipt of Proper Instructions to purchase Underlying Shares for the account of the Company, the Custodian shall pay out cash of the Company as so directed to purchase the Underlying Shares and record the payment from the account of the Company on the Custodian’s books and records.

3)               Upon receipt of Proper Instructions for the sale or redemption of Underlying Shares for the account of the Company, the Custodian shall transfer the Underlying Shares as so directed to sell or redeem the Underlying Shares, record the transfer from the account of the Company on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds of the sale or redemption, record the receipt of the proceeds for the account of the Company on the Custodian’s books and records.

4)               The Custodian will implement procedures to ensure that the Underlying Transfer Agent’s records of each Company’s holdings of Underlying Shares are properly reconciled with the Custodian’s records.

            Section 3.8      Proxies.  The Custodian shall cause to be promptly executed by the registered holder of domestic securities or other financial assets held in the United States of a Company, if the securities or other financial assets are registered otherwise than in the name of the Company or a nominee of the Company, all proxies, without indication of the manner in which the proxies are to be voted, and shall promptly deliver to the Company such proxies, all proxy soliciting materials and all notices relating to the securities or other financial assets.

Information Classification: Limited Access

            Section 3.9      Communications.  Subject to the domestic securities or other financial assets held in the United States being registered as provided in Section 3.2, the Custodian shall transmit promptly to the applicable Company all written information received by the Custodian from issuers of the securities and other financial assets being held for the Company.  The Custodian shall transmit promptly to the Company all written information received by the Custodian from issuers of the securities and other financial assets whose tender or exchange is sought and from the party or its agent making the tender or exchange offer.  The Custodian shall also transmit promptly to the Company all written information received by the Custodian regarding any class action or other collective litigation relating to Company securities or other financial assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Company, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Company beyond such forwarding of written information received by the Custodian.

Section 4.       Reserved.

 Section 5.      Activities of the Custodian with Respect to Property Held Outside the United States.

            Section 5.1.    Appointment of Foreign Sub-Custodians. Each Company hereby authorizes and instructs the Custodian to employ as sub-custodians for the Company’s securities and other assets maintained outside the United States in the countries listed on Schedule A (“foreign countries”) the foreign banking institutions designated on Part I of Schedule A hereto (“foreign sub-custodians”).

            Section 5.2.    Foreign Securities Systems.  Except as may otherwise be agreed upon in writing by the Custodian and a Company, securities of the Company  shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside the United States (each, as listed on Party II of Schedule A, a “Foreign Securities System”).

            Section 5.3.    Holding Securities.  Foreign securities and other financial assets held outside of the United States shall be maintained in a Foreign Securities System in a foreign country through arrangements implemented by the Custodian or foreign sub-custodian, as applicable, in the foreign country.  The Custodian shall identify on its books as belonging to the Company the foreign securities and other financial assets held by each foreign sub-custodian or Foreign Securities System.  The Custodian may hold foreign securities and other financial assets for all of its customers, including the Company, with any foreign sub-custodian in an account that is identified as the Custodian’s account for the benefit of its customers; provided however, that (a) the records of the Custodian with respect to foreign securities or other financial assets of the Company maintained in the account shall identify those securities and  other financial assets as belonging to the Company and (b) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities and other financial assets so held by the foreign sub-custodian be held separately from any assets of the foreign sub-custodian or of other customers of the foreign sub-custodian.

Information Classification: Limited Access

            Section 5.4.    Registration of Foreign Securities.  Foreign securities and other financial assets held outside of the United States maintained in the custody of foreign sub-custodian and that are not bearer securities shall be registered in the name of the applicable Company or in the name of the Custodian or in the name of any foreign sub-custodian or in the name of any nominee of any of  the foregoing.  The Company agrees to hold any such nominee harmless from any liability as a holder of record of the foreign securities or other financial assets.  The Custodian or foreign sub-custodian reserves the right not to accept securities or other financial assets on behalf of the Company under the terms of this Agreement unless the form of the securities or other financial assets and the manner in which they are delivered are in accordance with local market practice.

            Section 5.5      Agreements with Foreign Banking Institutions.  The Custodian shall use commercially reasonable efforts to require that each agreement with a foreign banking institution employed as a foreign sub-custodian shall provide that:  (a) the Company's assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the foreign banking institution arising under bankruptcy, insolvency or similar laws; (b) beneficial ownership of the Company's assets will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to the Company; (d) officers of or auditors employed by, or other representatives of the Company, including to the extent permitted under applicable law the independent public accountants for the Company, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Company held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

            Section 5.7      Access of Independent Accountants of the Company.  Upon request of a Company, the Custodian will use commercially reasonable efforts to arrange for the independent accountants of the Company to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

            Section 5.8.     Reports by Custodian.  The Custodian will supply to each Company from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Company held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Company's foreign securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of the Company indicating, as to foreign securities acquired for the Company, the identity of the entity having physical possession of such securities.

            Section 5.9      Bank Accounts.

                        5.9.1     General.  The Custodian shall identify on its books as for the account of the applicable Company the amount of cash (including cash denominated in foreign currencies) deposited with the Custodian.  The Custodian shall maintain cash deposits in on book currencies on its balance sheet. The Custodian shall be liable for such balances.  If the Custodian is unable to maintain, or market practice does not facilitate the maintenance for the Company of a cash balance in a currency as an on book currency, a deposit account shall be opened and maintained by the Custodian outside the United States on behalf of the Company with foreign sub-custodian.  The Custodian shall not maintain the cash deposit on its balance sheet.  The foreign sub-custodian will be liable for such balance directly to the Company.  All deposit accounts referred to in this Section shall be subject only to draft or order by the Custodian or, if applicable, the foreign sub-custodian acting pursuant to the terms of this Agreement.  Cash maintained in a deposit account and denominated in an “on book” currency will be maintained under and subject to the laws of The Commonwealth of Massachusetts.  The Custodian will not have any deposit liability for deposits in any currency that is not an “on book” currency.

Information Classification: Limited Access

                        5.9.2     Non-U.S. Branch and Non-U.S. Dollar Deposits.  In accordance with the laws of the Commonwealth of Massachusetts, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of the deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or  (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

            Section 5.10    Collection of Income.  The Custodian shall use and cause each foreign sub-custodian to use  reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which a Company shall be entitled.  If extraordinary measures are required to collect the income or payment, the Company and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.  Income on securities or other financial assets loaned other than from the Custodian’s securities lending program shall be credited as received.  The Custodian shall promptly notify the Company in writing by facsimile transmission, electronic communication, or in such other manner as the Company and the Custodian may agree in writing, if any amount payable with respect to portfolio securities or other assets of the Company is not received by the Custodian when due.  If extraordinary measures are required to collect the income or payment, the Company and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

            Section 5.11.   Transactions in Foreign Custody Account.

                        5.11.1   Delivery Out.  The Custodian or a foreign sub-custodian shall release and deliver foreign securities or other financial assets held outside of the United States owned by a Company and held by the Custodian or such foreign sub-custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, specifying the foreign securities to be delivered and  the person or persons to whom delivery is to be made. The Custodian shall pay out, or direct the respective foreign sub-custodian or the respective Foreign Securities System to pay out, cash of the Company only upon receipt of Proper Instructions specifying the amount of the payment and  the person or persons to payment is to be made.  The Custodian shall make available to the Company no later than the next succeeding business day, or at such other time or times as the Company and the Custodian may agree in writing, daily transaction reports which shall include each day’s transactions in the Eligible Securities Depository for the account of the Company.  Such transaction reports shall be made available to the Company or any agent designated by the Company pursuant to Proper Instructions, by electronic device or system (including without limitation, computers) or in such other manner as the Company and the Custodian may agree in writing.

                        5.11.2   Market Conditions.  Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Company and delivery of Foreign Assets maintained for the account of the Company may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for the Foreign Assets from such purchaser or dealer.

Information Classification: Limited Access

            Section 5.12    Shareholder or Bondholder Rights.  The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder and bondholder rights with respect to foreign securities and other financial assets held outside the United States, subject always to the laws, regulations and practical constraints that may exist in the country where the securities or other financial assets are issued.  The Custodian may utilize Broadridge Financial Solutions, Inc. or another proxy service firm of recognized standing as its delegate to provide proxy services for the exercise of shareholder and bondholder rights.  Local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Company to exercise shareholder and bondholder rights.

            Section 5.13.   Communications.  The Custodian shall transmit promptly to the applicable Company written information with respect to materials received by the Custodian through foreign sub-custodian from issuers of the foreign securities and other financial assets being held outside the United States for the account of the Company.  The Custodian shall transmit promptly to the Company written information with respect to materials so received by the Custodian from issuers of foreign securities whose tender or exchange is sought or from the party or its agent making the tender or exchange offer.  The Custodian shall use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  In the event that the Company invests in non-U.S. securities in a market in which the Custodian does not offer proxy voting services, the Custodian shall promptly notify the Company.  The Custodian shall also transmit promptly to the Company all written information received by the Custodian through foreign sub-custodian from issuers of the foreign securities or other financial assets issued outside of the United States and being held for the account of the Company regarding any class action or other collective litigation relating to the Company’s foreign securities or other financial assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via a foreign sub-custodian for the account of the Company, including, but not limited to, opt-out notices and proof-of-claim forms. The Custodian does not support class-action participation by the Company beyond such forwarding of written information received by the Custodian.

Section 6.       Foreign Exchange.

            Section 6.1.    Generally.  Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions.  Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

            Section 6.2.    Company Elections.  Each Company (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian.  Where the Company or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Company (or its Investment Advisor) instructs the Custodian, on behalf of the Company, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian.  The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Company, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction.  The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Company (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Information Classification: Limited Access

            Section 6.3.    Company Acknowledgement  Each Company acknowledges that in connection with all foreign exchange transactions entered into by the Company (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)            shall be acting in a principal capacity and not as broker, agent or fiduciary to the Company or its Investment Advisor;

(ii)          shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Company or its Investment Advisor; and

(iii)           shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Company or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Company or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

            Section 6.4.    Transactions by State Street.  The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Company (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Company (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Company or the Investment Advisor.

Section 6A.     Reserved.

Section 7.       Tax Services.

            Section 7.1      Company Information.  Each Company  will provide documentary evidence of its tax domicile, organizational specifics and other documentation and information as may be required by the Custodian from time to time for tax purposes, including, without limitation, information relating to any special ruling or treatment to which the Company may be entitled that is not applicable to the general nationality and category of person to which the Company belongs under general laws and treaty obligations and documentation and information required in relation to countries where the Company engages or  proposes to engage in investment activity or where Company assets are or will be held.  The provision of such documentation and information shall be deemed to be a Proper Instruction, upon which the Custodian shall be entitled to rely and act.  In giving such documentation and information, the Company represents and warrants that it is true and correct in all material respects and that it will promptly provide the Custodian with all necessary corrections or updates upon becoming aware of any changes or inaccuracies in the documentation or information supplied.

Information Classification: Limited Access

            Section 7.2      Tax Responsibility.  Each Company shall be liable for all taxes (including Taxes, as defined below) relating to its investment activity, including with respect to any cash or securities held by the Custodian on behalf of the Company or any transactions related thereto.  Subject to compliance by the Company with its obligations under Section 7.1, the Custodian shall withhold (or cause to be withheld) the amount of any Tax which is required to be withheld under applicable law in connection with the collection on behalf of the Company pursuant to this Agreement of any dividend, interest income or other distribution with respect to any security and the proceeds or income from the sale or other transfer of any security held by the Custodian.  If any Taxes become payable with respect to any prior payment made to the Company by the Custodian or otherwise, the Custodian may apply any credit balance in the Company’s deposit account to the extent necessary to satisfy such Tax obligation.  The Company shall remain liable for any tax deficiency.  The Custodian is not liable for any tax obligations relating to the Company, other than those Tax services as set out specifically in this Section 7.  The Company agrees that the Custodian is not, and shall not be deemed to be, providing tax advice or tax counsel.  The capitalized terms “Tax” or “Taxes” means any withholding or capital gains tax, stamp duty, levy, impost, charge, assessment, deduction or related liability, including any addition to tax, penalty or interest imposed on or in respect of (i) cash or securities, (ii) the transactions effected under this Agreement, or (iii) the Company.

            Section 7.3      Tax Relief.  The Custodian will provide tax relief services in relation to designated markets as may be specified from time to time in the Client Publications.  Subject to the preceding sentence and compliance by the Company with its obligations under Section 7.1, the Custodian will apply for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on securities for the benefit of the Company.  Unless otherwise informed by the Company, the Custodian shall be entitled to apply categorical treatment of the Company according to its nationality, particulars of its organization and other relevant details supplied by the Company.

Section 8.       Payments for Sales or Withdrawals of Interests.

            Section 8.1      Payment for Interests Issued.  If and as may be applicable, the Custodian shall receive from the distributor of equity interests of the applicable Company (“Interests”) or from the Company’s transfer agent (the “Transfer Agent”), if any, and deposit into the Company's account such payments as are received for Interests of the Company issued or sold from time to time by the Company.  The Custodian will provide timely notification to the Company and the Transfer Agent of any receipt by it of payments for Interests of the Company.

            If and as may be applicable, the Custodian shall have no responsibility for the offering and sale of Interests including, compliance by the Company or its Investment Advisor, or any underwriter or placement agent of Interests of the Company, with any applicable state or federal securities or other laws.  The Company acknowledges that only the Company has the authority to accept or reject an investment in the Company.

            Section 8.2      Payment for Interests Redeemed.  Upon receipt of Proper Instructions, the Custodian shall set aside funds of the Company to the extent available for payment to holders of Interests who have delivered to the Company a request for redemption from the Company. The Custodian is authorized upon receipt of instructions from the Transfer Agent, if any, or from the Company, to wire funds to or through a commercial bank designated by the redeeming Interestholder.  If the Custodian furnishes a check to a holder in payment for the redemption of the holder’s Interests and the check is drawn on the Custodian, the Custodian shall  honor the check so long as the check is presented to the Custodian in accordance with the Deposit Account Agreement and such procedures and controls as are mutually agreed upon from time to time between the Company and the Custodian.

Information Classification: Limited Access

Section 9.       Proper Instructions.

            Section 9. 1     Form and Security Procedures.  Proper Instructions may be in writing signed by the authorized individual or individuals or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the individual or organization giving the instruction, provided that the Company has followed any security procedures agreed to from time to time by the Company and the Custodian.  The Custodian may agree to accept oral instructions, and in such case oral instructions will be considered Proper Instructions.  The Company shall cause all oral instructions to be confirmed in writing, but the Company’s failure to do so shall not affect the Custodian’s authority to rely on the oral instructions.

            Section 9.2       Reliance on Officer’s Certificate.  Concurrently with the execution of this Agreement, and from time to time thereafter, as appropriate, each Company shall deliver to the Custodian an officer’s certificate setting forth the names, titles, signatures and scope of authority of all individuals authorized to give Proper Instructions or any other notice, request, direction, instruction, certificate or instrument on behalf of the Company.  The certificate may be accepted and conclusively relied upon by the Custodian and shall be considered to be in full force and effect until receipt by the Custodian of a similar certificate to the contrary and the Custodian has had a reasonable time to act thereon.

            Section 9.3       Untimely Proper Instructions.  If the Custodian is not provided with reasonable time to execute a Proper Instruction (including any Proper Instruction not to execute, or any other modification to, a prior Proper Instruction), the Custodian will use good faith efforts to execute the Proper Instruction but will not be responsible or liable if the Custodian’s efforts are not successful (including any inability to change any actions that the Custodian had taken pursuant to the prior Proper Instruction).  The inclusion of a statement of purpose or intent (or any similar notation) in a Proper Instruction shall not impose any additional obligations on the Custodian or condition or qualify its authority to effect the Proper Instruction.  The Custodian will not assume a duty to ensure that the stated purpose or intent is fulfilled and will have no responsibility or liability when it follows the Proper Instruction without regard to such purpose or intent.

Section 10.      Actions Permitted without Express Authority.

The Custodian may in its discretion, without express authority from the applicable Company:

            1)         Make payments to itself or others for minor expenses of handling securities or other financial assets relating to its duties under this Agreement; provided that all such payments shall be accounted for to the Company;

            2)         Surrender securities or other financial assets in temporary form for securities or other financial assets in definitive form;

            3)         Endorse for collection, in the name of the Company, checks, drafts and other negotiable instruments; and

Information Classification: Limited Access

            4)         In general, attend to all non‑discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and other financial assets of the Company except as otherwise directed by the applicable Board.

Section 11.     Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

The Custodian shall cooperate with and supply necessary information to any organization appointed by a Company to keep the books of account of the Company and compute the net asset value per Interest of the outstanding Interests of the Company or, if directed in writing to do so by the Company, shall itself keep such books of account and compute such net asset value per Interest but only on a “book basis,” and the Custodian shall have no responsibility for determining any tax accounting for the Company with respect to the Company or with respect to any holder’s interest in the Company.  If so directed, the Custodian shall also calculate the net income of the Company as may be agreed upon by the Custodian and the Company but likewise, only on a book basis, and shall advise the Company of the total amounts of such net income and, if instructed in writing to do so, shall advise the Company periodically of the division of such net income among its various components.   The Company acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Interests held by it on behalf of the Company and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 11 and in Section 12; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent.  The calculations of the net asset value per Interest and the income of the Company shall be made at such time or times as may be agreed upon by the Custodian and the Company.

Section 12.      Records.

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as may be agreed to from time to time by the applicable Company and the Custodian.  All such records shall be the property of the Company and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Company.  The Custodian shall, at the Company’s request, supply the Company with a tabulation of securities owned by the Company and held by the Custodian and shall, when requested to do so by the Company and for such compensation as shall be agreed upon between the Company and the Custodian, include certificate numbers in such tabulations.  In the event that the Custodian is requested or authorized by the Company, or required by subpoena, administrative order, court order or other legal process, applicable law or regulation, or required in connection with any investigation, examination or inspection of the Company by state or federal regulatory agencies, to produce the records of the Company or the Custodian’s personnel as witnesses, the Company agrees to pay the Custodian for the Custodian’s time and expenses, as well as the fees and expenses of the Custodian’s counsel, incurred in responding to such request, order or requirement.

Section 13.      Company’s Independent Accountants; Reports.

            Section 13.1    Opinions.  The Custodian shall take all reasonable action as a Company may from time to time request to obtain from year to year favorable opinions from the Company’s independent accountants with respect to its activities hereunder.

            Section 13.2    Reports.  Upon reasonable request of a Company, the Custodian shall provide the Company with a copy of the Custodian’s Service Organizational Control (SOC) 1 reports prepared in accordance with the requirements of AT section 801, Reporting on Controls at a Service Organization (formerly Statement on Standards for Attestation Engagements (SSAE) No. 16).  The Custodian shall use commercially reasonable efforts to provide the Company with such reports as the Company may reasonably request or otherwise reasonably require to fulfill its duties under Rule 38a-1 of the 1940 Act or similar legal and regulatory requirements.

Information Classification: Limited Access

Section 14.      Custodian’s Standard of Care; Exculpation.

            Section 14.1    Standard of Care.  In carrying out the provisions of this Agreement, the Custodian shall act in good faith and without negligence and shall be held to the exercise of reasonable level of skill, care and diligence of a professional provider of custody services in carrying out all of its duties and obligations under this Agreement, and shall have no liability for any loss, damage or expense unless caused by or resulting from the Custodian’s or its employees’ or agents’ negligence, bad faith, fraud, willful misconduct or reckless disregard of duties hereunder.

            Section 14.2    Reliance on Proper Instructions.  The Custodian shall be entitled conclusively to rely and act upon Proper Instructions until the Custodian has received notice of any change from the applicable Company and has had a reasonable time to act thereon.  The Custodian may act on a Proper Instruction if it reasonably believes that it contains sufficient information and may refrain from acting on any Proper Instructions until such time that it has determined, in its sole discretion, that is has received any required clarification or authentication of Proper Instructions.  In the event the Custodian decides to refrain from acting on any Proper Instructions it shall promptly notify the Company and request any additional clarification or authentication that it reasonably requires.  The Custodian may rely upon and shall be protected in acting upon any Proper Instruction or any other instruction, notice, request, consent, certificate or other instrument or paper believed by it in good faith to be genuine and to have been properly executed by or on behalf of the Company.

            Section 14.3    Other Reliance.  The Custodian is authorized and instructed to rely upon the information that the Custodian  receives from a Company or any third party on behalf of the Company.  The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any information supplied to it by or on behalf of the Company.  The Custodian shall have no liability in respect of any loss, cost or expense incurred or sustained by the Company arising from the performance of the Custodian’s duties hereunder in reliance upon records that were maintained for the Company by any individual or organization, other than the Custodian, prior to the Custodian’s appointment as custodian hereunder.  The Custodian shall be entitled to rely on and may act upon advice of counsel at the Custodian’s expense (who may be counsel for the Company) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to the advice; provided however, with respect to the performance of any action or omission of any action upon such advice, the Custodian shall be required to conform to the standard of care set forth in Section 14.1.

            Section 14.4    Liability for Foreign Sub-Custodians.  The Custodian shall be liable for the acts or omissions of a foreign sub-custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Company elects to invest.

Information Classification: Limited Access

            Section 14.5    Insolvency and Country Risk.  The Custodian shall in no event be liable for (a) the insolvency of any foreign sub-custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by the Company resulting from or caused by Country Risk.

            Section 14.6    Force Majeure and Third Party Actions.  The Custodian shall be without responsibility or liability to any Company for: (a) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any currency or securities market or system, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages by personnel not under Custodian’s control, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (b) errors by the Company, its Investment Advisor or any other duly authorized person in their instructions to the Custodian; (c) the insolvency of or acts or omissions by a U.S. Securities System, Foreign Securities System, Underlying Transfer Agent or domestic sub-custodian designated pursuant to Section 2.2; (d) the failure of the Company, its Investment Advisor, or any duly authorized individual or organization to adhere to the Custodian’s operational policies and procedures; (e) any delay or failure of any broker, agent, securities intermediary or other intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s sub-custodian or agent securities or other financial assets purchased or in the remittance or payment made in connection with securities or other financial assets sold; (f) any delay or failure of any organization in charge of registering or transferring securities or other financial assets in the name of the Custodian, the Company, the Custodian’s sub-custodians, nominees or agents including non-receipt of bonus, dividends and rights and other accretions or benefits; (g) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security, other financial asset, U.S. Securities System or Foreign Securities System; and (h) the effect of any provision of any law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

            Section 14.7    Indirect/Special/Consequential Damages.  Notwithstanding any other provision set forth herein, in no event shall either party be liable for any special, indirect, incidental, punitive or consequential damages of any kind whatsoever (including, without limitation, lost profits) with respect to the services provided pursuant to this Agreement, regardless of whether either party has been advised of the possibility of such damages.

            Section 14.8    Delivery of Property.  So long as the Custodian has met its standard of care as specified in Section 14.1 of this Agreement, the Custodian shall not be responsible for any securities or other assets of a Company which are not received by the Custodian or which are delivered out in accordance with Proper Instructions.  The Custodian shall not be responsible for the title, validity or genuineness of any securities or other assets or evidence of title thereto received by it or delivered by it pursuant to this Agreement.

            Section 14.13  Disaster Recovery and Business Continuity.  The Custodian shall take reasonable steps to minimize service interruptions in the event of equipment failure, work stoppage, governmental action, communication disruption or other impossibility of performance beyond the Custodian’s control.  The Custodian shall enter into and shall maintain in effect at all times during the term of this Agreement with appropriate parties one or more agreements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Company and (ii) emergency use of electronic data processing equipment as necessary to provide services under this Agreement.  Upon reasonable request, the Custodian shall discuss with the Company any business continuity/disaster recovery plan of the Custodian and/or provide a high-level presentation summarizing such plan.

Information Classification: Limited Access

            Section 14.9    No Investment Advice.  The Custodian has no responsibility to monitor or oversee the investment activity undertaken by a Company or its Investment Advisor.  The Custodian has no duty to ensure or to inquire whether an Investment Advisor complies with any investment objectives or restrictions agreed upon between the Company and the Investment Advisor or whether the Investment Advisor complies with its legal obligations under applicable securities laws or other laws, including laws intended to protect the interests of investors.  The Custodian shall neither assess nor take any responsibility or liability for the suitability or appropriateness of the investments made by a Company or on its behalf.

            Section 14.10  Communications.  The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with securities or other financial assets of a Company at any time held by the Custodian unless (a) the Custodian or the foreign sub-custodian is in actual possession of such securities or other financial assets, (b) the Custodian receives Proper Instructions with regard to the exercise of the right or power, and (c) both of the conditions referred to in the foregoing clauses (a) and (b) have been satisfied at least three business days prior to the date on which the Custodian is to take action to exercise the right or power.

            Section 14.11  Loaned Securities.  Income due to a Company on securities or other financial assets loaned shall be the responsibility of the Company.  The Custodian will have no duty or responsibility in connection with loaned securities or other financial assets, other than to provide the Company with such information or data as may be necessary to assist the Company in arranging for the timely delivery to the Custodian of the income to which the Company is entitled.

            Section 14.12  Trade Counterparties.  A Company’s receipt of securities or other financial assets from a counterparty in connection with any of its purchase transactions and its receipt of cash from a counterparty in connection with any sale or  redemption of securities or other financial assets will be at the Company’s sole risk, and the Custodian shall not be obligated to make demands on the Company’s behalf if the Company’s counterparty defaults.  If the Company’s counterparty fails to deliver securities, other financial assets or cash, the Custodian will, as its sole responsibility, notify the Company of the failure within a reasonable time after the Custodian became aware of the failure.

Section 15.      Compensation and Indemnification of Custodian; Security Interest.

            Section. 15.1   Compensation.  The Custodian shall be entitled to reasonable compensation for its services and expenses as agreed upon from time to time between each Company and the Custodian.

            Section 15.2    Indemnification.  Each Company agrees to indemnify the Custodian and to hold the Custodian harmless from and against any loss, cost or expense sustained or incurred by the Custodian in acting or omitting to act under or in respect of this Agreement in good faith in accordance with the standard of care, and without negligence, willful misconduct, fraud, bad faith or reckless disregard of its duties hereunder, including, without limitation, (a) the Custodian’s compliance with Proper Instructions and (b) in connection with the provision of services to the Company pursuant to Section 7, any obligations, including taxes, withholding and reporting requirements, claims for exemption and refund, additions for late payment, interest, penalties and other expenses, that may be assessed against the Company or the Custodian as custodian of the assets of the Company.  If a Company instructs the Custodian to take any action with respect to securities or other financial assets, and the action involves the payment of money or may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Company being liable therefor, the Company, as a prerequisite to the Custodian taking the action, shall provide to the Custodian at the Custodian’s request such further indemnification in an amount and form satisfactory to the Custodian.

Information Classification: Limited Access

            Section 15.3    Security Interest.  Each Company hereby grants to the Custodian, to secure the payment and performance of the Company’s obligations under this Agreement, whether contingent or otherwise, a security interest in and right of recoupment and setoff against all cash and all securities and other financial assets at any time held for the account of the Company by or through the Custodian.  The obligations include, without limitation, the Company’s obligations to reimburse the Custodian if the Custodian or any of its affiliates, subsidiaries or agents advances cash or securities or other financial assets to the Company for any purpose (including but not limited to settlements of securities or other financial assets, foreign exchange contracts and assumed settlement), or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligence, as well as the Company’s obligation to compensate the Custodian pursuant to Section 15.1 or indemnify the Custodian pursuant to Section 15.2.  Should the Company fail to reimburse or otherwise pay the Custodian any obligation under this Agreement promptly, the Custodian shall have the rights and remedies of a secured party under this Agreement, the UCC and other applicable law, including the right to utilize available cash and to sell or otherwise dispose of the Company’s assets to the extent necessary to obtain payment or reimbursement.  The Custodian may at any time decline to follow Proper Instructions to deliver out cash, securities or other financial assets if the Custodian determines in its reasonable discretion that, after giving effect to the Proper Instructions, the cash, securities or other financial assets remaining will not have sufficient value fully to secure the Company's payment or reimbursement obligations, whether contingent or otherwise.

Section 16.      Effective Period And Termination.

            Section 16.1    Term.  This Agreement shall remain in full force and effect for an initial term ending May 31, 2020.  After the expiration of the Initial Term, this Agreement shall automatically renew for successive one-year terms unless a written notice of non-renewal is delivered by the non-renewing party no later than sixty (60) days prior to the expiration of the initial term or any renewal term, as the case may be.

            Section 16.2    Termination.  Either party may terminate this Agreement: (a)  in the event of the other party’s material breach of a material provision of this Agreement that the other party has either failed to cure, or failed to establish a remedial plan to cure that is reasonably acceptable to the non-breaching party, within 60 days’ written notice being given by the non-breaching party of the breach, or (b) in the event of the appointment of a conservator or receiver for the other party, the commencement by or against the other party of a bankruptcy or insolvency case or proceeding, or upon the happening of a like event to the other party at the direction of an appropriate agency or court of competent jurisdiction.

            Section 16.3    Payments Owing to the Custodian.  Upon termination of this Agreement pursuant to Section 16.1 or 16.2, the applicable Company shall pay to the Custodian any compensation then due and shall reimburse the Custodian for its other fees, expenses and charges.  .  In the event of: (a) a Company's termination of this Agreement with respect to such Company for any reason other than as set forth in Section 16.1 or 16.2 or (b) a transaction not in the ordinary course of business pursuant to which the Custodian is not retained to continue providing services hereunder to the  Company (or its respective successor), the applicable Company shall pay to the Custodian any compensation due through the end of the then-current term (based upon the average monthly compensation previously earned by the Custodian with respect to the Company) and shall reimburse the Custodian for its other fees, expenses and charges.  Upon receipt of such payment and reimbursement, the Custodian will deliver the Company’s cash and its securities and other financial assets as set forth in Section 17.

Information Classification: Limited Access

            Section 16.4    Exclusions.  No payment will be required pursuant to clause (b) of Section 16.3 in the event of any transaction consisting of (a) the liquidation or dissolution of a Company and distribution of the Company’s assets as a result of the Board’s determination in its reasonable business judgment that the Company is no longer viable, (b) a merger of a Company into, or the consolidation of the Company with, another organization or series, or (c) the sale by a Company of all or substantially all of its assets to another organization or series and, in the case of a transaction referred to in the foregoing clause (b) or (c)  the Custodian is retained to continue providing services to the Company (or its respective successor) on substantially the same terms as this Agreement.

            Section 16.5    Survival.  The provisions of Sections 7, 12, 14, 15 and 17 of this Agreement shall survive termination of this Agreement.

Section 17.      Successor Custodian.

            Section 17.1    Successor Appointed.  If a successor custodian shall be appointed by a Company, the Custodian shall, upon termination of this Agreement and receipt of Proper Instructions, deliver to the successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all cash and all securities and other financial assets of the Company then held by the Custodian hereunder and shall transfer to an account of the successor custodian all of the securities and other financial assets of the Company held in a U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.  If requested by the Company, the Custodian agrees to continue performing the services contemplated in this Agreement pursuant to the terms and conditions of this Agreement at the rates set forth in the then current fee schedule and for a reasonable period of time to be agreed upon by the parties in good faith, in order to provide for the orderly transition of services.  The Company shall reimburse the Custodian for additional costs (to be mutually agreed upon by the parties) which are reasonably incurred by the Custodian in the transition.

            Section 17.2    No Successor Appointed.  If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer the cash and the securities and other financial assets of the Company in accordance with the Proper Instructions.

            Section 17.3    No Successor Appointed and No Property Instructions.  If no successor custodian has been appointed and no Proper Instructions have been delivered to the Custodian on or before the termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, all cash and all securities and other financial assets of the Company then held by the Custodian hereunder, and to transfer to an account of the bank or trust company all of the securities and other financial assets of the Company held in any U.S. Securities System or Foreign Securities System or at the Underlying Transfer Agent.  The transfer will be on such terms as are contained in this Agreement or as the Custodian may otherwise reasonably negotiate with the bank or trust company.  Any compensation payable to the bank or trust company, and any cost or expense incurred by the Custodian, in connection with the transfer shall be for the account of the Company.

Information Classification: Limited Access

            Section 17.4    Remaining Property.  If any cash or any securities or other financial assets of the Company held by the Custodian hereunder remain held by the Custodian after the termination of this Agreement owing to the failure of the Company to provide Proper Instructions, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian holds the cash or the securities or other financial assets (the existing agreed-to compensation at the time of termination shall be one indicator of what is considered fair compensation).  The provisions of this Agreement relating to the duties, exculpation and indemnification of the Custodian shall apply in favor of the Custodian during such period.

            Section 17.5    Reserves.  Notwithstanding the foregoing provisions of this Section 17, the Custodian may retain cash or securities or other financial assets of the Company as a reserve reasonably established by the Custodian to secure the payment or performance of any obligations of the Company secured by a security interest or right of recoupment or setoff in favor of the Custodian.

Section 18.     Remote Access Services Addendum.  The Custodian and each Company agree to be bound by the terms of the Remote Access Services Addendum hereto.

Section 19.      Loan Services Addendum.  If a Company directs the Custodian in writing to perform loan services, the Custodian and the Company will be bound by the terms of the Loan Services Addendum attached hereto.  The Company shall reimburse Custodian for its fees and expenses related thereto as agreed upon from time to time in writing by the Company and the Custodian.

Section 20.      General.

            Section 20.1    Governing Law.  Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules.  Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

            Section 20.2    [Reserved]

            Section 20.3    Prior Agreements; Amendments.  This Agreement supersedes all prior agreements between each Company and the Custodian relating to the custody of the Company’s assets.  This Agreement may be amended at any time in writing by mutual agreement of the parties hereto.

            Section 20.4    Assignment; Delegation.  This Agreement may not be assigned by (a) any Company without the written consent of the Custodian or (b) the Custodian without the written consent of each Company, except that the Custodian may assign this Agreement to a successor of all or a substantial portion of its business, or to an affiliate of the Custodian.  The Custodian shall retain the right to employ agents, subcontractors, consultants or other third parties, including, without limitation, affiliates (each, a “Delegate” and collectively, the “Delegates”) to provide or assist it in the provision of any part of the services described herein or the discharge of any other obligations or duties under this Agreement without the consent or approval of the Company. Except as otherwise provided below, the Custodian shall be responsible for the acts and omissions of any such Delegate so employed as if the Custodian had committed such acts and omissions itself.  The Custodian shall be responsible for the compensation of its Delegates. Notwithstanding the foregoing, in no event shall the term Delegate include sub-custodians, foreign sub-custodian, U.S. Securities Systems and Foreign Securities Systems, and the Custodian shall have no liability for their acts or omissions except as otherwise expressly provided elsewhere in this Agreement. The liability of the Custodian for the acts and omissions of sub-custodians, foreign sub-custodian, U.S. Securities Systems and Foreign Securities Systems shall be as set forth in Section 14 above.

Information Classification: Limited Access

            Section 20.5    Interpretive and Additional Provisions.  In connection with the operation of this Agreement, the Custodian and each Company may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement.  Any such interpretive or additional provisions shall be in a writing signed by all parties, provided that no such interpretive or additional provisions shall contravene any applicable laws or regulations or any provision of the Company’s organic record.  No interpretive or additional provisions made as provided in the preceding sentence shall be an amendment of this Agreement.

            Section 20.6    The Parties; Representations and Warranties.  All references in this Agreement to the “Company” are to each of the entities listed on Appendix A, and each entity made subject to this Agreement in accordance with Section 20.7 above, individually, as if this Agreement were between the individual Company and the Custodian.  Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Company as to which the matter pertains.

                        20.6.1   Company Representations and Warranties.  Each Company hereby represents and warrants that (a) it is duly organized and validly existing in good standing in its jurisdiction of organization; (b) it has the requisite power and authority under applicable law and its organic record to enter into and perform this Agreement; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Company’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Company or any law or regulation applicable to it; (g) the aggregate interest in any class of Interests of the Company held by benefit plan investors (as such term is interpreted under The Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) shall not at any time equal or exceed twenty-five per cent (25%) of the outstanding Interests of such class without the prior written consent of the Custodian, and the Company shall not, without the prior written consent of the Custodian, permit the assets of the Company to be deemed assets of an employee benefit plan that is subject to ERISA; and (h) it shall comply with all laws and regulations applicable to it.  Upon written notice, the Custodian shall be entitled to terminate this Agreement, effective immediately, in the event that the Company breaches clause (g) of this Section 20.6.1.

            20.6.2   Custodian Representations and Warranties.  The Custodian hereby represents and warrants that (a) it is a trust company, duly organized and validly existing under the laws of the Commonwealth of Massachusetts; (b) it has the requisite power and authority to carry on its business in the Commonwealth of Massachusetts; (c) all requisite proceedings have been taken to authorize it to enter into and perform this Agreement; (d) no legal or administrative proceedings have been instituted or threatened which would materially impair the Custodian’s ability to perform its duties and obligations under this Agreement; (e) its entering into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Custodian or any law or regulation applicable to it; and (f) it shall comply with all laws and regulations applicable to it.

            Section 20.7.   Anti-Money Laundering.  With respect to a Company’s offering and sale of Interests at any time, and for all subsequent transfers of such interests, the Company or its delegate shall, directly or indirectly and to the extent required by law: (i) conduct know your customer/client identity due diligence with respect to potential investors and transferees in the Interests and shall obtain and retain due diligence records for each investor and transferee; (ii) use its best efforts to ensure that each investor’s and any transferee’s funds used to purchase Interests shall not be derived from, nor the product of, any criminal activity; (iii) if requested, provide periodic written verifications that such investors/transferees have been checked against the United States Department of the Treasury Office of Foreign Assets Control database for any non-compliance or exceptions; and (iv) perform its obligations under this Section in accordance with all applicable anti-money laundering laws and regulations.  In the event that the Custodian has received advice from counsel that access to underlying due diligence records pertaining to the investors/transferees is necessary to ensure compliance by the Custodian with relevant anti-money laundering (or other applicable) laws or regulations, the Company shall, upon receipt of written request from the Custodian, provide the Custodian with copies of such due diligence records.

Information Classification: Limited Access

            Section 20.8  Notices.  Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Company:                      FLSP Holdings Corporation

                                                c/o Maples Corporate Services Ltd.

                                                P.O. Box 309

                                                Ugland House

                                                Grand Cayman KY1 1104, Cayman Islands

                                                Attention:  Julie S. Patel, Esq., Vice President and Secretary

                                                Telephone: (650) 312-5699

                                                e-mail: julie.patel@franklintempleton.com

                                                With a copy to:

                                                Franklin Templeton Investments

                                                One Franklin Parkway, San Mateo, CA 94403-1906

                                                Attention:. Navid Tofigh, Esq.

                                                Telephone: (650) 312-3492

                                                e-mail: navid.tofigh@franklintempleton.com

To the Custodian:                     State Street Bank and Trust Company

                                                2495 Natomas Park Drive, Suite 400

                                                Sacramento, CA 95833

                                                Attention: Jason O’Neill, Vice President

                                                Telephone:  916-319-6550

            with a copy to:

                        State Street Bank and Trust Company

Legal Division – Global Services Americas

One Lincoln Street

Boston, MA  02111

Attention:  Senior Vice President and Senior Managing Counsel

            Section 20.9    Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same Agreement.  Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the parties hereby adopt as original any signatures received in electronically transmitted form.

Information Classification: Limited Access

            Section 20.10  Severability; No Waiver.  If any provision of this Agreement shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.  The failure of a party hereto to insist upon strict adherence to any term of this Agreement on any occasion or the failure of a party hereto to exercise or any delay in exercising any right or remedy under this Agreement shall not constitute a waiver of any the  term, right or remedy or a waiver of any other rights or remedies, and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.

            Section 20.11  Confidentiality.  All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential (“Confidential Information”).  All confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.  The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld.  Further, each party agrees and represents that in no case would information it provides under this Agreement be used against it in a manner that is adverse to its interests (including its interests in competitive businesses).

            Section 20.12  Reserved.

            Section 20.13  Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of each Company’s shareholders, employees, directors and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder.  The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account.  The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

Information Classification: Limited Access

            Section 20.14  Reproduction of Documents.  This Agreement and all schedules, addenda, exhibits, appendices, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process.  Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            Section 20.15  Regulation GG.  Each Company  represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business.  In accordance with Regulation GG, the Company is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

            Section 20.16  Additional Company.  If any entity in addition to those listed on Appendix A desires the Custodian to render services as custodian under the terms of this Agreement, the entity shall so notify the Custodian in writing.  If the Custodian agrees in writing to provide the services, the entity shall become a Company hereunder and be bound by all terms and conditions and provisions hereof including, without limitation, the representations and warranties set forth in Section 20.6 above.

            Section 20.17    Qualified Financial Contracts Addendum.  In the event that a Company is or becomes a party to this Agreement, and such Company is domiciled and organized outside of the United States, such Company and the Custodian hereby agree to be bound by the terms of the QFC Addendum (the “QFC Addendum”) attached hereto.

            Section 20.18  Shareholder Communications Election.  SEC Rule 14b-2 requires banks that hold securities, as that term is used in federal securities laws, for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information.  In order to comply with the rule, as may be applicable, the Custodian needs each Company to indicate whether it authorizes the Custodian to provide the Company’s name, address, and share position to requesting companies whose securities the Company owns.  If the Company tells the Custodian “no,” the Custodian will not provide this information to requesting companies.  If the Company tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule, as applicable, to treat the Company as consenting to disclosure of this information for all securities owned by the Company or any funds or accounts established by the Company.  For the Company’s protection, the Rule, as applicable, prohibits the requesting company from using the Company’s name and address for any purpose other than corporate communications.  Please indicate below whether the Company consents or objects by checking one of the alternatives below.

YES [  ]            The Custodian is authorized to release the Company’s name, address, and share positions.

NO  [X]            The Custodian is not authorized to release the Company’s name, address, and share positions.

Information Classification: Limited Access

Signature Page

In Witness Whereof, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

EACH COMPANY SET FORTH ON APPENDIX A HERETO

By:    /s/ Matthew T. Hinkle

         Name: Matthew T. Hinkle

         Title:   Director

STATE STREET BANK AND TRUST COMPANY

By:    /s/ Andrew Erickson

Name:  Andrew Erickson

Title:    Executive Vice President

APPENDIX A

to

Master Custodian Agreement

FLSP Holdings Corporation

Information Classification: Limited Access

QFC ADDENDUM

State Street and its parent company are subject to certain U.S. banking regulations that are part of the “too big to fail” regulatory regimes.  Among other things, these regulations impose mandatory requirements on the contents of certain types of “qualified financial contracts or “QFCs”, (including custody or depositary contracts pursuant to which services may result in short-term extensions of credit or overdrafts)   In particular, pursuant to these regulations, State Street is required to amend such contracts to expressly recognize the “stay-and-transfer” powers of the U.S. banking regulators that will apply under the U.S. Special Resolution Regimes.  These powers become effective upon the occurrence of certain resolution-related trigger events, as if the contract and all contractual parties were subject to such U.S. Special Resolution Regimes.

1.         Opt-In to U.S. Special Resolution Regime.  Notwithstanding anything to the contrary in this Agreement or any other agreement, the parties hereto expressly acknowledge and agree that:

(a)        In the event State Street or an Affiliate of State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer or assignment of this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) by State Street will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States; and

(b)        In the event State Street or an Affiliate of State Street becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights with respect to this Agreement that may be exercised against State Street are permitted to be exercised to no greater extent than the Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement (and any interest and obligation in or under, and any property securing, this Agreement) were governed by the laws of the United States or a state of the United States.

2.         Adherence to the ISDA Protocol.  At such times as State Street and any Company party to this Agreement have adhered to the ISDA Protocol and this Agreement is or is deemed modified or amended by the ISDA Protocol, with respect to such adhering parties the terms of the ISDA Protocol will supersede the terms of this QFC Addendum as included as part of this Agreement, and in the event of any inconsistency between this QFC Addendum and the ISDA Protocol, the ISDA Protocol will prevail.

3.         Definitions.       As used in this QFC Addendum:

“Affiliate” has the meaning given in section 2(k) of the Bank Holding Company Act (12 U.S.C. §1841(k)) and section 225.2(a) of the Federal Reserve Board's Regulation Y (12 CFR § 225.2(a)).

“Default Right” means any:

(i) Right of a party, whether contractual or otherwise (including, without limitation, rights incorporated by reference to any other contract, agreement, or document, and rights afforded by statute, civil code, regulation, and common law), to liquidate, terminate, cancel, rescind, or accelerate such agreement or transactions thereunder, set off or net amounts owing in respect thereto (except rights related to same-day payment netting), exercise remedies in respect of collateral or other credit support or property related thereto (including the purchase and sale of property), demand payment or delivery thereunder or in respect thereof (other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure), suspend, delay, or defer payment or performance thereunder, or modify the obligations of a party thereunder, or any similar rights; and

Information Classification: Limited Access

(ii) Right or contractual provision that alters the amount of collateral or margin that must be provided with respect to an exposure thereunder, including by altering any initial amount, threshold amount, variation margin, minimum transfer amount, the margin value of collateral, or any similar amount, that entitles a party to demand the return of any collateral or margin transferred by it to the other party or a custodian or that modifies a transferee's right to reuse collateral or margin (if such right previously existed), or any similar rights, in each case, other than a right or operation of a contractual provision arising solely from a change in the value of collateral or margin or a change in the amount of an economic exposure.

“ISDA” refers to the International Swaps and Derivatives Association, Inc.

“ISDA Protocol” means the ISDA 2018 U.S. Resolution Stay Protocol as published by ISDA as of July 31, 2018

“U.S. Special Resolution Regime” means the Federal Deposit Insurance Act (12 U.S.C. §1811–1835a) and regulations promulgated thereunder and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (12 U.S.C. § 5381–5394) and regulations promulgated thereunder.

Information Classification: Limited Access